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                                                                      EXHIBIT 23





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (No. 33-50947, No. 33-53136 and No.33-48756) and the Registration Statements on Forms S-8 (No. 33-53099, 33-51195, 33-45288, 33-45287 and 33-26898) of Carnival
Corporation of our report dated January 23, 1995 appearing on page 31 of the Annual Report to Shareholders for the year ended November 30, 1994 which is incorporated in this Annual Report on Form 10-K.





PRICE WATERHOUSE LLP
January 23, 1995